As filed with the Securities and Exchange Commission on January 13, 2005

File No.: 333-120423

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3/A
Pre-Effective Amendment No. 1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

TEAMSTAFF, INC.

(Exact name of Registrant as specified in its charter)

New Jersey (State of Incorporation)	300 Atrium Drive Somerset, NJ 08873 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	22-1899798 (I.R.S. Employer Identification Number)

Kent Smith
Chief Executive Officer
300 Atrium Drive
Somerset, NJ 08873
(732) 748-1700

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Brian C. Daughney, Esq.
GOLDSTEIN & DIGIOIA, LLP
45 Broadway - 11th Fl.
New York, New York 10006
Telephone (212) 599-3322
Facsimile (212) 557-0295

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plan, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $.001 par value (2)	2,392,000	$1.90	$4,544,800	$576.00
Common Stock, $.001 par value (3)	598,000	$2.50	$1,495,000	$190.00
Total	2,990,000		$6,039,800	$766.00

(1)	Estimated solely for the purpose of determining the registration fee, in accordance with Rule 457(c), based on the average high ($2.00) and low ($1.80) prices of one share of TeamStaff's Common Stock as reported on the Nasdaq National Market on November 3, 2004 ($1.90 ). Fee has previously been paid.

(2)	Represents shares of Common Stock issued to certain selling security holders.

(3)	Represents shares of Common Stock issuable upon exercise of outstanding Common Stock Purchase Warrants held by certain selling security holders. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine.

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to completion, dated January 13, 2005

2,990,000 Shares

TEAMSTAFF, INC.
Common Stock

We are registering for resale an aggregate of 2,990,000 shares of common stock, $.001 par value of TeamStaff, Inc., held by or to be issued to certain of our security holders as follows: 2,392,000 shares of common stock currently held by certain selling security holders and an aggregate of 598,000 shares issuable upon the exercise of common stock purchase warrants.

We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

Our common stock is traded in the over-the counter market and is quoted on the Nasdaq National Market under the symbol "TSTF". On January 7, 2005, the closing price for our common stock as reported on Nasdaq was $1.88 per share.

The shares may be sold from time to time by the selling security holders, or by their transferees. No underwriting arrangements have been entered into by the selling security holders. The distribution of the shares by the selling security holders may be effected in one or more transactions that may take place on the over the counter market, including ordinary brokers transactions, privately negotiated transactions or through sales to one or more dealers for resale of the shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with such sales. The selling security holders and intermediaries through whom such shares are sold may be deemed underwriters within the meaning of the Act, with respect to the shares offered by them.

PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 9 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated                                   , 2004

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we are filing with the Securities and Exchange Commission, or SEC, on behalf of the Selling Security Holders utilizing a "shelf" registration process. Under this process, the Selling Security Holders may from time to time sell the shares of our common stock covered by this prospectus in one or more offerings (subject to the restrictions described in this prospectus). This prospectus provides you with a general description of the securities that the Selling Security Holders may offer. To the extent required, the number of shares of our common stock to be sold, the purchase price, the public offering price, the names of any such agent or dealer and any applicable commission or discount with respect to a particular offering by the Selling Security Holders will be set forth in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described in the section entitled "Where You Can Find Additional Information," beginning on page 20.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone, including the Selling Security Holders, to provide you with different information. The Selling Security Holders are not making an offer of the securities to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the prospectus supplement, or that the information contained in any document incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document incorporated by reference, regardless of when this prospectus or any prospectus supplement is delivered to you or when the shares of common stock covered by this prospectus are offered or sold.

PROSPECTUS SUMMARY

The following summary is intended to set forth certain pertinent facts and highlights from material contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2004, and our other reports as filed with the Securities and Exchange Commission, since such date, all of which are incorporated by reference into this prospectus.

TeamStaff, Inc.

TeamStaff, Inc. is a leading provider of allied healthcare staffing services. The Company specializes in providing allied health care professionals and nurses to healthcare facilities throughout the United States on a temporary basis. TeamStaff provides medical staffing services through its wholly-owned subsidiary, TeamStaff Rx, Inc., which has more than 22 years of experience in placing temporary employees with specialized skills to regional and national medical facilities. TeamStaff also provides customized payroll management and tax filing services to select industries through its DSi Payroll Services division. For the twelve months ended September 30, 2004, TeamStaff had revenues of $37.3 million with approximately 88% of these revenues attributed to healthcare staffing and 12% attributed to payroll services.

Effective November 17, 2003, TeamStaff sold certain of the assets of the subsidiaries through which it operated its professional employer organization ("PEO") business to Gevity HR, Inc. The assets sold consisted primarily of client contracts, marketing agreements and internally developed software for use in reconciling certain benefit provider monthly invoices. As a result of the transaction with Gevity, our internal corporate employee staff was reduced by approximately 117 persons, and our workforce staff was reduced by approximately 17,000 worksite employees.

TeamStaff's corporate headquarters are in Somerset, New Jersey and it has offices located in Clearwater, Florida, Woburn, Massachusetts, Memphis, Tennessee, New Orleans, Louisiana and Alpharetta, Georgia. TeamStaff was organized under the laws of the State of New Jersey and maintains its executive offices at 300 Atrium Drive, Somerset, New Jersey 08873.

Healthcare Staffing Services

TeamStaff Rx specializes in providing allied health and nurse staffing personnel to healthcare facilities on a temporary basis, placing temporary employees with approximately 275 clients. TeamStaff Rx employs radiological technologists, diagnostic sonographers, cardiovascular technologists, radiation therapists, registered nurses and other medical professionals with hospitals, clinics and therapy centers throughout the United States. TeamStaff Rx typically provides qualified medical personnel for fixed term contract assignments, typically for a minimum of thirteen weeks. All of TeamStaff's personnel are W-2 employees, with TeamStaff remitting all federal and state payroll taxes and providing workers' compensation insurance, unemployment insurance, housing and group health benefits. Healthcare personnel placed by TeamStaff typically relocate to a new city for the duration of the contract. TeamStaff Rx also provides targeted recruiting and placement of permanent employees for healthcare facilities. Additionally, if an employee placed on temporary assignment ultimately is hired by the client on a permanent basis, TeamStaff Rx typically receives a recruitment fee from that client. We believe our medical staffing subsidiary is one of the largest providers of personnel for the medical imaging field.

Payroll Services

TeamStaff provides customized payroll and tax reporting services to its clients through its DSI Payroll Services division. Historically, the payroll division has provided these services primarily to the construction industry. Currently, over 75% of TeamStaff's approximately 700 payroll service clients are in the construction industry and are located in the greater New York metropolitan area. Payroll services include the preparation of payroll checks, direct deposit services, government compliance reports, workers' compensation reports and workers' compensation audit reports as required by New York State, quarter and year end tax reports, W-2s (including federal and state magnetic media), and remote processing (via modem or internet) directly from the clients' offices, as well as certified payrolls. Tax reporting services include the impounding of tax payments, timely deposit of tax liability, filing of payroll tax returns, distribution of quarter- and year-end payroll tax statements and timely response to agency inquiries.

Acquisition Strategy

TeamStaff's strategy is to become a leading provider of healthcare staffing services in the United States. Management believes it can leverage its market position as a leading provider of allied healthcare professionals to become a leading provider of travel nurse staffing services. Management also believes the Company is poised to benefit from significant economies of scale in its operating infrastructure as it grows its revenue base. In order to expand its presence in travel nurse staffing and other allied specialties, as well as achieve a greater degree of scale in its operations, the Company is actively pursuing acquisition opportunities.

Over the past six months, the Company has had extensive discussions with a number of prospective acquisition candidates. We have recently completed one acquisition, as described below, of the nurse staffing business of Nursing Innovations. The Company continues to have active dialogues with a number of other strategic acquisition prospects in both the travel nursing and allied healthcare areas and believes that numerous acquisition opportunities beyond the current opportunities readily exist. We intend to use a significant portion of the proceeds from this Offering to undertake and consummate acquisitions in these areas. However, there can be no assurance that we will be able to consummate any of these contemplated transactions. See the section entitled "Risk Factors". The Company's management may be unable to effectively integrate its acquisitions and to manage its growth, and the Company may be unable to fully realize any anticipated benefits of these acquisitions.

Recent Events

Private Placement

On November 10, 2004, we completed a private placement offering of our securities for gross proceeds of approximately $4,300,000 and net proceeds of approximately $4,000,000 after payment of commissions and related offering expenses. In the private placement, we issued an aggregate of 2,392,000 shares of our Common Stock and warrants to purchase 598,000 shares of Common Stock. The price of the offering was based upon $1.80 per share. The warrants issued to investors have a term of three (3) years were issued on the basis of one warrant for every four shares of Common Stock and are exercisable at an exercise price of $2.50 share.

In connection with the offering, SunTrust Robinson Humphrey Capital Markets and Maxim Group LLC served as selling agents on TeamStaff's behalf and received aggregate commissions of 6.5% of the gross proceeds. The securities were offered and sold in an exempt transaction in reliance on Section 4(2) of the Securities Act of 1993 and/or Regulation D promulgated thereunder.

The registration statement of which this Prospectus forms a part has been filed with the SEC to comply with the registration rights granted to investors in the offering and includes the shares of Common Stock and shares of Common Stock underlying the warrants. The names of the investors who purchased securities are included in the section "Selling Shareholders."

The securities sold in the private placement are restricted securities under the terms of the Securities Act and may not be transferred or resold for a period of one year, except pursuant to registration under the Securities Act or an exemption thereunder. We are obligated to file a registration statement with the Securities and Exchange Commission to register the shares of common stock (including shares isuable upon exercise of warrants) issued in the offering. This registration statement is being filed in compliance with the foregoing obligation.

Completed Acquisition

On Friday, November 5, 2004, our medical staffing subsidiary, TeamStaff Rx, entered into a definitive agreement to acquire the medical staffing business of Nursing Innovations, Inc., a Memphis, Tennessee-based provider of travel and per diem nurses. The transaction was completed on November 14, 2004. The terms of the agreement provided for TeamStaff Rx to acquire certain assets and goodwill from Nursing Innovations and its primary shareholder. The combined purchase price is approximately $1.8 million, of which $180,000 will be held in an escrow account for a period of one year to provide security for the sellers' indemnification obligations. In addition, there are certain deferred purchase price provisions which may increase the total purchase price based upon on the performance of the former Nursing Innovations business during the two years following closing of the transaction.

THE OFFERING

Common Stock Offered by the Selling Security Holders	2,990,000

Common Stock Outstanding Prior to Offering (1)	18,106,229

Common Stock Outstanding After the Offering (2)	18,704,229

Use of Proceeds	TeamStaff will not receive any proceeds from the sales of the Selling Shareholders. We anticipate that proceeds received from the exercise of any warrants will be used for acquisitions, working capital and general corporate purposes. Please see "Use of Proceeds."

Nasdaq National Market Symbol (Common Stock):	"TSTF"

(1) Based on the number of shares actually outstanding as of January 7, 2005.

Unless otherwise specifically stated, information throughout this prospectus excludes as of January 7, 2005:

•    1,714,286 shares of Common Stock reserved for issuance under our Employee Stock Option Plan, of which a total of 1,219,000 shares have been reserved for currently outstanding options under the Employee Stock Option Plan;

•    100,000 shares of Common Stock reserved for currently outstanding options under our Non-Executive Director Stock Option Plan;

•    624,000 shares of Common Stock reserved for issuance upon the exercise of currently outstanding warrants, including the 598,000 shares issuable upon exercise of warrants which are covered in this prospectus; and

(2) Assumes the exercise and conversion of all of securities for which underlying shares are being registered.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Potential investors should carefully consider the risks described below and the other information contained in this Prospectus and in our filings with the SEC before deciding to invest. The risks described below and in our filings with the SEC are not the only ones facing it. Additional risks not presently known, or which we currently consider immaterial also may adversely affect TeamStaff. If any of the following risks actually occur, TeamStaff's business, financial condition and operating results could be materially adversely affected. In such case, the trading price of our Common Stock could decline, and you could lose part or all of your investment.

RISKS RELATED TO THIS OFFERING

We cannot assure you that its stock price will not decline.

The market price of our Common Stock could be subject to significant fluctuations. Among the factors that could affect our stock price are:

•	quarterly variations in TeamStaff's operating results;

•	changes in revenue or earnings estimates or publication of research reports by analysts;

•	failure to meet analysts' or our own revenue or earnings estimates;

•	speculation in the press or investment community;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	announcements we make regarding significant contracts, acquisitions, strategic partnerships, or joint ventures;

•	additions or departures of key personnel;

•	the impact of the risks discussed herein and TeamStaff's ability to react effectively to those risks;

•	actions by institutional shareholders who own large blocks of Common Stock;

•	general market conditions; and

•	domestic and international economic factors unrelated to our financial performance.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of TeamStaff's Common Stock. In particular, we cannot assure you that you will be able to resell your shares at any particular price, or at all.

Future sales of our Common Stock under this Prospectus or otherwise may cause the price of our Common Stock to decline.

In the future, we may sell additional shares of our Common Stock in public or private offerings, and we may also issue additional shares of Common Stock to finance future acquisitions. Shares of the our Common Stock are also available for future sales pursuant to stock options that we have granted to its directors and certain employees, and in the future we may grant additional stock options to our directors, employees, and consultants. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, may adversely affect prevailing market prices for shares of our Common Stock and could impair our ability to raise capital through future offerings.

Our stock price is volatile and could decline.

The price of our Common Stock has been, and is likely to continue to be, volatile. For example, our stock price in the calendar year 2004 was as low as $1.81 per share and as high as $2.98 per share. We cannot assure you that your initial investment in our Common Stock will not fluctuate significantly. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

•	quarterly variations in our operating results;

•	announcements we make regarding significant contracts, acquisitions, strategic partnerships, or joint ventures;

•	additions or departures of key personnel;

•	the introduction of competitive services by existing or new competitors;

•	uncertainty about and customer confidence in the current economic conditions and outlook;

•	reduced demand for any given service; and

•	sales of our common stock.

In addition, the stock market in general, and companies whose stock is listed on the Nasdaq National Market, have experienced extreme price and volume fluctuations that have often been disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

Since we have not paid dividends on our common stock, you may not receive income from this investment.

We have not paid any dividends on our common stock since our inception and do not contemplate or anticipate paying any dividends on our common stock in the foreseeable future. Earnings, if any, will be used to finance the development and expansion of our business.

RISKS RELATED TO TEAMSTAFF'S BUSINESS

We may acquire additional companies, which may result in adverse effects on its earnings.

We are currently is involved and expects in the future to become involved in discussions with potential acquisition candidates. Any acquisition that TeamStaff may consummate may have an adverse effect on its liquidity and earnings and may be dilutive to TeamStaff's earnings. In the event that TeamStaff consummates an acquisition or obtains additional capital through the sale of debt or equity to finance an acquisition, our shareholders may experience dilution in their shareholders' equity. TeamStaff has historically obtained growth through acquisitions of other companies and businesses. Under Statements of Financial Accounting Standards No. 141, Business Combinations (SFAS No. 141) and No. 142 Goodwill and Other intangible Assets implemented in June 2001, TeamStaff is required to periodically review goodwill and indefinite life intangible assets for possible impairment. In the event that TeamStaff is required to write down the value of any assets under these pronouncements, such write down may materially and adversely affect its earnings. See the more detailed discussion appearing as part of the "Management Discussion and Analysis of Financial Condition and Results of Operations" contained in TeamStaff's Annual Report on Form 10-K for fiscal year ended September 30, 2004.

Our financial condition may be affected by risks associated with its health and workers' compensation claims experience.

Although TeamStaff utilizes only fully insured plans of health care and workers' compensation, and incurs no direct risk of loss under those plans, the premiums that we pay for health care and workers' compensation insurance are directly affected by its claims experience, including the claims experience of its off-site, temporary employees. If this experience is unfavorable, the premiums that are payable by TeamStaff will increase or coverage may become unavailable altogether. Increasing health care and workers' compensation premiums could also place TeamStaff at a disadvantage in competing for new clients. In addition, periodic reassessments of workers' compensation claims of prior periods (when TeamStaff was covered under large deductible-type plans) may require an increase or decrease to TeamStaff's reserves, and therefore may also affect TeamStaff's present and future financial condition.

TeamStaff's financial condition may be affected by increases in health insurance premiums, unemployment taxes and workers' compensation rates.

Health insurance premiums, state unemployment taxes and workers' compensation rates are in part determined by TeamStaff's claim experience and comprise a significant portion of its direct costs.

If TeamStaff experiences a large increase in claim activity, our unemployment taxes, health insurance premiums or workers' compensation insurance rates could increase. Although TeamStaff employs internal and external risk management procedures in an attempt to manage its claims incidence, estimate claims expenses and structure TeamStaff's benefits contracts to provide as much cost stability as possible, TeamStaff may not be able to prevent increases in claim activity, accurately estimate our claims expenses or pass the cost of such increases on to our clients. Since TeamStaff's ability to incorporate such increases into fees to its clients is constrained by contractual arrangements with our clients, a delay could result before such increases could be reflected in TeamStaff's fees, which may reduce TeamStaff's profit margin. As a result, such increases could have a material adverse effect on TeamStaff's financial condition or results of operations.

TeamStaff's management may be unable to effectively integrate acquisitions and to manage our growth, and we may be unable to fully realize any anticipated benefits of these acquisitions.

TeamStaff's business strategy includes growth through acquisition and internal development. TeamStaff is subject to various risks associated with its growth strategy, including the risk that TeamStaff will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the acquired companies. Acquired companies' histories, geographical locations, business models and business cultures can be different from TeamStaff's in many respects. TeamStaff's directors and senior management may face a significant challenge in their efforts to integrate TeamStaff's businesses and the business of the acquired companies or assets, and to effectively manage TeamStaff's continued growth. There can be no assurance that TeamStaff's efforts to integrate the operations of any acquired assets or companies acquired in the future will be successful, that TeamStaff can manage its growth or that the anticipated benefits of these proposed acquisitions will be fully realized. The dedication of management resources to these efforts may detract attention from TeamStaff's day-to-day business. There can be no assurance that there will not be substantial costs associated with these activities or of the success of TeamStaff's integration efforts, either of which could have a material adverse effect on TeamStaff's operating results.

TeamStaff is dependent upon certain of its management personnel.

TeamStaff is in the process of completing its turnaround strategy begun in June 2003. TeamStaff is reliant on the skills and expertise of certain of its management personnel in executing that strategy. While TeamStaff believes that this turnaround strategy is largely completed and many of the systemic changes anticipated as part of that strategy have been implemented, the termination of the employment of one or more of these management personnel could have a material impact on the ultimate success of TeamStaff's turnaround strategy.

TeamStaff's medical staffing business may be adversely affected if there is a continued economic downturn in the healthcare industry.

TeamStaff's medical staffing business is concentrated entirely in the healthcare industry. The economic downturn in the last three years has caused a reduction in TeamStaff's clients' utilization of its services. Any continued economic weakness generally or in the healthcare industry specifically could have an adverse impact on TeamStaff's results of operations.

TeamStaff's payroll services business may be adversely affected if there is an economic downturn in the construction industry.

TeamStaff's payroll services business is heavily concentrated entirely in the construction industry primarily in the New York City metropolitan area. Any economic weakness generally or in the construction industry specifically could have an adverse impact on TeamStaff's results of operations.

TeamStaff's business may be adversely affected due to economic conditions in specific geographic markets.

A significant portion of TeamStaff's revenues are derived from California and North Carolina with respect to its temporary medical staffing division, and the metropolitan New York City area with respect to TeamStaff's payroll services division. While TeamStaff believes that its market diversification will eventually lessen this risk in addition to generating significant revenue growth, TeamStaff may not be able to duplicate in other markets the revenue growth and operating results experienced in its California, North Carolina and metropolitan New York City area markets.

If unfavorable government regulations regarding temporary and permanent staffing are implemented, or if current regulations are changed, TeamStaff's business could be harmed.

Because many of the laws related to the employment relationship were enacted prior to the development of alternative staffing businesses, many of these laws do not specifically address the obligations and responsibilities of non-traditional employers. TeamStaff's operations are affected by numerous federal, state and local laws and regulations relating to labor, tax, insurance and employment matters. Many states require licensure or registration of entities providing temporary health care or nursing services as well as those offering permanent placement services. There can be no assurance that TeamStaff will be able to comply with any such regulations, which may be imposed upon TeamStaff now or in the future, and TeamStaff's inability to comply with any such regulations could have a material adverse effect on its results of operations and financial condition. In addition, there can be no assurance that existing laws and regulations which are not currently applicable to TeamStaff will not be interpreted more broadly in the future to apply to its existing activities or that new laws and regulations will not be enacted with respect to TeamStaff's activities. Either of these changes could have a material adverse effect on TeamStaff's business, financial condition, results of operations and liquidity.

TeamStaff may not be able to obtain all of the licenses and certifications that it needs to operate.

State authorities extensively regulate the temporary medical staffing and permanent placement industry and some states require TeamStaff to satisfy operating, licensing or certification requirements. If TeamStaff is unable to obtain or maintain all of the required licenses or certifications that it needs, TeamStaff could experience material adverse effects to its results of operations, financial condition and liquidity.

Health care reform could impose unexpected burdens on TeamStaff's ability to conduct its business.

Regulation in the health care field continues to evolve, and TeamStaff cannot predict what additional government regulations affecting its business may be adopted in the future. Changes in any of these laws or regulations may adversely impact the demand for TeamStaff's services, require that TeamStaff develops new or modified services to meet the demands of the marketplace, or require that we modify the fees we charge for our services. Any such changes may adversely impact TeamStaff's competitiveness and financial condition.

TeamStaff bears the risk of nonpayment from its clients and the possible effects of bankruptcy filings by clients.

To the extent that any client experiences financial difficulty, or is otherwise unable to meet its obligations as they become due, TeamStaff's financial condition and results of operations could be adversely affected. For work performed prior to the termination of a client agreement, TeamStaff may be obligated, as an employer, to pay the gross salaries and wages of its temporary medical employees and the related employment taxes and workers' compensation costs, whether or not TeamStaff's client pays it on a timely basis, or at all. A significant increase in TeamStaff's uncollected account receivables may have a material adverse effect on its earnings and financial condition.

TeamStaff may be held liable for the actions of its temporary employees and therefore incur unforeseen liabilities.

A number of legal issues with respect to the employment arrangements among temporary staffing firms, their clients and temporary employees remain unresolved. These issues include who bears the ultimate liability for violations of employment and discrimination laws. As a result of TeamStaff's employer status, we may be liable for violations of these or other laws despite contractual protections. While TeamStaff's client service agreements generally provide that the client is to indemnify TeamStaff for any liability caused by the client's failure to comply with its contractual obligations and the requirements imposed by law, TeamStaff's may not be able to collect on such a contractual indemnification claim and may then be responsible for satisfying such liabilities. In addition, temporary employees may be deemed to be TeamStaff's agents, which could make us liable for their actions.

TeamStaff's staffing of healthcare professionals exposes it to potential malpractice liability.

Through our TeamStaff Rx subsidiary, it engages in the business of providing temporary healthcare professionals. The placement of such employees increases TeamStaff's potential liability for negligence and professional malpractice of those employees. Although we are covered by professional malpractice liability insurance, which management deems reasonable under the circumstances, not all of the potential liability TeamStaff faces may be fully covered by insurance. Any significant adverse claim, which is not covered by such insurance, may have a material adverse effect on us.

We may not be fully covered by the insurance it procures.

Although TeamStaff's carries liability insurance, the insurance it purchases may not be sufficient to cover any judgments, settlements or costs relating to any present or future claims, suits or complaints. In addition, sufficient insurance may not be available to TeamStaff in the future on satisfactory terms or at all. If the insurance we carry is not sufficient to cover any judgments, settlements or costs relating to any present or future claims, suits or complaints, our business, financial condition, results of operations and liquidity could be materially adversely affected.

If TeamStaff were not able to renew all of the insurance plans that cover temporary healthcare employees, its business would be adversely impacted.

The maintenance of health and workers' compensation insurance plans that cover TeamStaff's temporary healthcare employees is a significant part of its business. If TeamStaff were unable to secure renewal of contracts for such plans or renewal of such plans with favorable rates and with competitive benefits, its business would be adversely affected. The current health and workers' compensation contracts are provided by vendors with whom we have an established relationship and on terms that we believe to be favorable. While TeamStaff believes that renewal contracts could be secured on competitive terms without causing significant disruption to our business, there can be no assurance in this regard.

Our business will suffer if our services are not competitive.

Both the payroll and temporary employee placement industries are characterized by vigorous competition. Since TeamStaff competes with numerous entities that have greater resources than TeamStaff in each of its business lines, TeamStaff's business will suffer if it is not competitive with respect to each of the services it provides. TeamStaff believes that its major competitors with respect to payroll and tax services are Automatic Data Processing, Inc., Ceridian Corp. and Paychex, Inc. TeamStaff's major competitors with respect to temporary medical staffing resources are CompHealth, Aureus Medical Group, Resources on Call, Cross Country Travcorps, Inc., AMN Healthcare Services, Inc. and Medical Staffing Network Holdings, Inc. These companies may have greater financial and marketing resources than TeamStaff. TeamStaff also competes with manual payroll systems and computerized payroll services provided by banks, and smaller independent companies.

If we cannot obtain sufficient levels of temporary employees, our business may be affected.

TeamStaff Rx is a temporary employment agency, which depends on a pool of qualified temporary employees willing to accept assignments for TeamStaff's clients. Its business is materially dependent upon the continued availability of such qualified medical temporary personnel. TeamStaff's inability to secure temporary medical personnel would have a material adverse effect on its business.

Potential tax liabilities may adversely affect TeamStaff's financial condition.

TeamStaff has received several notices from the Internal Revenue Service regarding potential underpayment or non-payment of payroll-related taxes. TeamStaff has disputed these notices, and strongly believes that such notices were the result of errors made in reporting taxes paid and the resulting misapplication of taxes paid, in large part due to TeamStaff's operation of approximately 13 different subsidiaries over the last few years to conduct its various lines of business. The IRS has made claims that if TeamStaff were required to pay in full, would materially affect TeamStaff's financial condition. TeamStaff is contesting these notices because it believes all material payroll-related taxes have been paid. TeamStaff further believes that once all tax payments are applied appropriately, all material penalties and interest should be abated. TeamStaff has retained the services of Ernst & Young, LLP, as a consultant to assist it in this regard. However, there can be no assurance that TeamStaff will be successful in its efforts.

Since TeamStaff has not paid dividends on its Common Stock, an investor cannot expect dividend income from an investment in our Common Stock.

We have not paid any dividends on our Common Stock since TeamStaff's inception and does not contemplate or anticipate paying any dividends on its Common Stock in the foreseeable future. Future potential lenders may prohibit TeamStaff from paying dividends without their prior consent. Therefore, holders of TeamStaff's Common Stock may not receive any dividends on their investment in TeamStaff. Earnings, if any, will be retained and used to finance the development and expansion of TeamStaff's business.

We may issue preferred stock with rights senior to our Common Stock, which may adversely impact the voting and other rights of the holders of TeamStaff's Common Stock.

TeamStaff's certificate of incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by TeamStaff's board of directors up to an aggregate of 5,000,000 shares of preferred stock. Accordingly, TeamStaff's board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights, which would adversely affect the voting power or other rights of the holders of its Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of TeamStaff, which could have the effect of discouraging bids for TeamStaff and thereby prevent shareholders from receiving the maximum value for their shares. Although TeamStaff has no present intention to issue any shares of its preferred stock, in order to discourage or delay a change of control of TeamStaff, it may do so in the future. In addition, TeamStaff may determine to issue preferred stock in connection with capital raising efforts.

Anti-takeover provisions in TeamStaff's Articles of Incorporation make a change in control of TeamStaff more difficult.

The provisions of TeamStaff's articles of incorporation and the New Jersey Business Corporation Act, together or separately, could discourage potential acquisition proposals, delay or prevent a change in control and limit the price that certain investors might be willing to pay in the future for TeamStaff's Common Stock. Among other things, these provisions:

•	require certain supermajority votes;

•	establish certain advance notice procedures for nomination of candidates for election as directors and for shareholders' proposals to be considered at shareholders' meetings; and

•	divide the board of directors into three classes of directors serving staggered three-year terms.

Pursuant to TeamStaff's articles of incorporation, the board of directors has authority to issue up to 5,000,000 preferred shares without further shareholder approval. Such preferred shares could have dividend, liquidation, conversion, voting and other rights and privileges that are superior or senior to

TeamStaff's Common Stock. Issuance of preferred shares could result in the dilution of the voting power of TeamStaff's Common Stock, adversely affecting holders of its Common Stock in the event of its liquidation or delay, and defer or prevent a change in control. In certain circumstances, such issuance could have the effect of decreasing the market price of our Common Stock. In addition, the New Jersey Business Corporation Act contains provisions that, under certain conditions, prohibit business combinations with 10% shareholders and any New Jersey corporation for a period of five years from the time of acquisition of shares by the 10% shareholder. The New Jersey Business Corporation Act also contains provisions that restrict certain business combinations and other transactions between a New Jersey corporation and 10% shareholders.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock offered hereby, but will receive proceeds from the exercise of the warrants being registered by this registration statement. If all the warrants included in this registration statement are exercised, we would receive approximately $1,495,000 in proceeds. Any funds received in connection with exercises of these warrants will be used for working capital purposes and to assist in potential acquisitions.

SELLING SECURITY HOLDERS

Summary

Set forth below is a summary of the circumstances that led to the issuance to the listed selling security holders of shares of our common stock and the warrants exercisable into shares of our common stock.

Private Placement of Common Stock

As disclosed above under "Recent Events - Private Placement" we recently completed a private placement of our securities in which we sold an aggregate of 2,392,000 shares of Common Stock and warrants to purchase 598,000 shares of Common Stock. All of the selling security holders in the following table participated in this transaction.

The securities sold in the private placement are restricted securities under the terms of the Securities Act and may not be transferred or resold, except pursuant to registration under the Securities Act or an exemption thereunder. Pursuant to the Subscription Agreement with the investors, we agreed to file within 20 days after the closing a registration statement, of which this prospectus is a part, to register the resale by the selling security holders of the shares purchased in the private placements. We also agreed to use our best efforts to have the registration statement declared effective as soon as possible and in any event within 30 days after the filing or 90 days after the closing date in the event the Commission reviews this registration statement. This registration statement is being filed in compliance with this obligation. Once the registration statement is effective, we have agreed to use our best efforts to keep it effective until the date which is the earlier of (i) two years after the effective date of this registration statement, (ii) at such time as all of the shares have been publicly sold by the selling security holders, or (iii) at such time as all of the shares may be sold pursuant to Rule 144(k) under the Securities Act. If we do not comply with our registration obligations, we have agreed to pay to each selling security holder liquidated damages of up to 2% of the original subscription price paid by the investors.

Selling Security Holders Table

We have filed a registration statement with the SEC, of which this prospectus forms a part, with respect to the resale of shares of our common stock covered by this prospectus from time to time under Rule 415 of the Securities Act. The shares offered for resale under this prospectus are being registered for resale by selling security holders of TeamStaff who presently hold such shares or may acquire such shares in the future upon the exercise of warrants, or the transferees of such selling security holders. Such persons may resell from time to time all, a portion, or none of such shares. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of a portion of our common stock being offered under this prospectus in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."

The following table sets forth information as to each of the Selling Security Holders listed below and the shares that the Selling Security Holders (and their pledgees, assignees and successors in interest) may offer and sell from time to time under this prospectus, as of the date that each Selling Security Holder completed a Selling Security Holder Questionnaire. More specifically, the following table sets forth as to the Selling Security Holders:

•	the number of shares of our common stock that the Selling Security Holder beneficially owned prior to offering for resale of any shares of our common stock being registered by the registration statement of which this prospectus is a part;

•	the number of shares of our common stock that may be offered for resale for the Selling Security Holder's accounts under this prospectus; and

•	the number and percent of shares of our common stock to be held by the Selling Security Holder after the offering of the shares registered hereunder, assuming all of such shares are sold by the Selling Security Holder and that such person does not acquire any other shares of our common stock prior to the assumed sale of all of the resale shares. The Selling Security Holders may sell all, some or none of the common stock being offered pursuant to this prospectus.

The table is prepared based on information supplied to us by the Selling Security Holders. Although we have assumed for purposes of the table below that the Selling Security Holders will sell all of the shares offered by this prospectus, because the Selling Security Holders may offer from time to time all or some of their shares covered under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be resold by the Selling Security Holders or that will be held by the Selling Security Holders after completion of the resales. In addition, the Selling Security Holders may have sold, transferred or otherwise disposed of the shares in transactions exempt from the registration requirements of the Securities Act since the date the Selling Security Holders provided the information regarding their shares. Information concerning the Selling Security Holders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. Except as described in this section, there are currently no agreements, arrangements or understandings with respect to the resale of any of the shares covered by this prospectus.

Name of Selling Security Holder (1)	Shares Beneficially Owned Prior to Offering	Shares Offered (2)	Shares Owned After Offering (3)	Percentage of Shares Owned After Offering (3)
Grace Brothers, Ltd (4)	937,500	937,500	0	0
Wynnefield Partners Small Cap Value, LP (5)	779,225	103,125	676,100	3.6%
Wynnefield Partners Small Cap Value, LP I (6)	896,650	131,250	765,400	4%
Wynnefield Small Cap Value Offshore Fund, Ltd. (7)	559,625	78,125	481,500	2.5%
The Hummingbird Microcap Value Fund, LP (8)	636,115	593,750	42,365		**
The Hummingbird Value Fund, L.P. (9)	698,995	593,750	105,245		**
Summit Street Value Fund, LP (10)	69,600	62,500	7,100		**
OTAPE Investments LLC (11)*	143,750	143,750	0	0
Broadlawn Partners L.P. (12)	104,165	104,165	0	0
The Shapero Group (13)	33,335	33,335	0	0
Atwell & Co. (14)	2,500	2,500	0	0
Atwell & Co. (14)	1,875	1,875	0	0
Atwell & Co. (14)	7,500	7,500	0	0
Atwell & Co. (14)	13,750	13,750	0	0
Mac & Co. (15)	88,125	88,125	0	0
Atwell & Co. (14)	11,250	11,250	0	0
Hare & Co. (16)	8,750	8,750	0	0
Hare & Co. (16)	75,000	75,000	0	0

** means less than 1%

(1) Except as otherwise noted in the notes below, based upon information provided to TeamStaff by the selling shareholders, none of the selling shareholders are affiliated with an NASD member securities brokerage firm.

(2) Assumes that the selling shareholder sells all the shares of Common Stock being offered for sale and all warrants are exercised and sold.

(3) Figures are based upon 18,704,229 shares outstanding which assumes that all warrants held by all selling shareholders appearing in the table are exercised.

(4) The natural "control person" with respect to the selling shareholder who has the power to sell, transfer or otherwise dispose of the offering shares is Bradford Whitmore.

(5) The natural "control person" with respect to the selling shareholder who has the power to sell, transfer or otherwise dispose of the offering shares is Nelson Obus.

(6) The natural "control person" with respect to the selling shareholder who has the power to sell, transfer or otherwise dispose of the offering shares is Nelson Obus.

(7) The natural "control person" with respect to the selling shareholder who has the power to sell, transfer or otherwise dispose of the offering shares is Nelson Obus.

(8) The natural "control person" with respect to the selling shareholder who has the power to sell, transfer or otherwise dispose of the offering shares is Paul D. Sonkin.

(9) The natural "control person" with respect to the selling shareholder who has the power to sell, transfer or otherwise dispose of the offering shares is Paul D. Sonkin

(10) The natural "control person" with respect to the selling shareholder who has the power to sell, transfer or otherwise dispose of the offering shares is Arthur T. Williams, III.

(11) The natural "control person" with respect to the selling shareholder who has the power to sell, transfer or otherwise dispose of the offering shares is Ira M. Leventahl. The selling shareholder is an affiliate of OTA LLC, a registered broker dealer. The selling shareholder has advised TeamStaff that the securities were obtained in the ordinary course of business and that it has no agreements or understandings, directly or indirectly, for any third party to distribute the securities.

(12) The natural "control person" with respect to the selling shareholder who has the power to sell, transfer or otherwise dispose of the offering shares is Jon Bloom.

(13) The natural "control person" with respect to the selling shareholder who has the power to sell, transfer or otherwise dispose of the offering shares is Lori Shapero.

(14) The natural "control person" with respect to the selling shareholder who has the power to sell, transfer or otherwise dispose of the offering shares is Dale Benson.

(15) The natural "control person" with respect to the selling shareholder who has the power to sell, transfer or otherwise dispose of the offering shares is Dale Benson.

(16) The natural "control person" with respect to the selling shareholder who has the power to sell, transfer or otherwise dispose of the offering shares is Dale Benson.

* Denotes that the selling security holder is an affiliate of a broker-dealer. This selling security holder has represented to us that it acquired the shares in the ordinary course of business and that, at the time of such acquisition, it did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares.

PLAN OF DISTRIBUTION

The selling stockholders may resell or redistribute the shares of common stock listed elsewhere in this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the shares are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling stockholders (including but not limited to persons who receive securities from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to "selling stockholders" in this prospectus. We will file a prospectus supplement to name any successors to any selling stockholders who are able to use this prospectus to resell the securities. Selling stockholders may sell the shares of common stock by one or more of the following methods, without limitation:

•	block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the shares are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the shares, whether the options are listed on an options exchange or otherwise;

•	through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and one or more of the selling stockholders to sell a specified number of the shares at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The selling stockholders may also transfer the shares of common stock by gift. We do not know of any current arrangements by the selling stockholders for the sale or distribution of any of the shares.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the shares in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's securities will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares of common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling stockholder may also loan or pledge the shares offered hereby to a broker-dealer and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling stockholders and other persons participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We have agreed to indemnify the selling stockholders and their respective affiliates against specified liabilities, including liabilities under the federal securities laws. The selling stockholders have agreed to indemnify TeamStaff, any person who controls TeamStaff within the meaning of Section 15 of the Securities Act of 1933, as amended, and certain officers and directors of TeamStaff against specified liabilities, including liabilities under the federal securities laws arising from information provided by the selling stockholder for use herein. The selling stockholders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the shares against specified liabilities arising under the federal securities laws in connection with the offering and sale of the shares.

The shares offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. We have agreed to register the shares under the Securities Act of 1933, and to maintain the effectiveness of this registration statement of which this prospectus is a part until the earlier of (i) November 10, 2006 (the second anniversary of the closing date of the private placement in which the securities covered by this Prospectus were sold), unless otherwise agreed to, (ii) the date upon which the selling stockholder may sell all of shares then held without restriction by the volume limitations of Rule 144(e) of the Securities Act of 1933, or (iii) such time as all shares offered by the selling stockholders have been sold. The selling stockholders may sell all, some or none of the shares offered by this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares, excluding underwriting discounts, concessions, commissions or fees of the selling stockholders.

We will not receive any proceeds from sales of any shares of common stock by the selling stockholders.

We cannot assure you that the selling stockholders will sell all or any portion of the shares offered hereby.

We will supply the selling stockholders and any stock exchange upon which the shares are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act of 1933 in connection with any resale or redistribution by a selling stockholder, we will file a prospectus supplement setting forth the following:

•	the aggregate number of shares to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•	any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

The legality of the offering of the shares will be passed upon for us by Goldstein & DiGioia, LLP, 45 Broadway, 11th Floor, New York, New York 10006.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended September 30, 2004 have been so incorporated in reliance on the report of Lazar Levine & Felix, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the Securities and Exchange Commission. We distribute annual reports to our stockholders, including audited financial statements, and will provide such other reports as management may deem necessary or appropriate to keep stockholders informed of our company's operations, Reports, proxy and information statements and other information that we file with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Northeast Regional Office, Securities and Exchange Commission, 233 Broadway, New York, New York 10279; and Chicago Regional Office, 500 West Madison Street, Room 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all the information set forth in or annexed as exhibits to the registration statement. For further information with respect to our company and the shares of common stock offered by this prospectus, reference is made to the registration statement and to the financial statements, schedules and exhibits filed as part thereof or incorporated by reference herein. Copies of the registration statement, together with such financial statements, schedules and exhibits, may be obtained from the public reference facilities of the Commission at the addresses listed above, upon payment of the charges prescribed therefor by the Commission. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other documents, each such statement being qualified in its entirety by such reference. The registration statement, including exhibits thereto, may be inspected without charge to anyone at the office of the Commission, and copies of all or any part thereof may be obtained from the Commission's principal office in Washington, D.C. upon payment of the Commission's charge for copying.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, heretofore filed by TeamStaff, Inc. with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

1.    Our Annual Report on Form 10-K for the fiscal year ended September 30, 2004, as amended by Amendment No. 1 filed on January 12, 2005.

2.    A description of our common stock contained in our registration statement on Form 8-A filed April 27, 1990.

Each document filed subsequent to the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and shall be part hereof from the date of filing of such document.

We will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to TeamStaff, Inc., 300 Atrium Drive, Somerset, New Jersey 08873, telephone (732) 748-1700, Attention: Chief Financial Officer.

FORWARD LOOKING STATEMENTS

Certain statements in this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We desire to avail ourselves of certain "safe harbor" provisions of the 1995 Reform Act and are therefore including this special note to enable us to do so. Forward-looking statements include all statements that do not relate solely to current or historical fact. For example, when the Company uses such words as "anticipate," "intend," "expect," "believe," "plan," "may," "should," "would" or other words that convey uncertainty of future events or outcome, the Company is making forward-looking statements. Forward-looking statements included in this Prospectus or hereafter included in other publicly available documents filed with the Securities and Exchange Commission, reports to our stockholders and other publicly available statements issued or released by us involve known and unknown risks, uncertainties, and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) achievements expressed or implied by those forward looking statements. These future results are based upon management's best estimates of current conditions and the most recent results of our operations. The statements appear in a number of places in this Prospectus and our filings with the Securities and Exchange Commission. With respect to expectations of future earnings, operating performance, property, and equipment expenditures and sources and uses of cash, factors that could affect actual results include, without limitation:

•	TeamStaff's ability to maintain its relationships with its major customers;

•	demand for TeamStaff's products and services;

•	TeamStaff's ability to finance growth and or acquisitions;

•	TeamStaff's ability to complete and integrate contemplated or proposed acquisitions;

•	costs for labor and benefits including healthcare and pension costs;

•	business and economic risks relating to government regulations that impact TeamStaff's industry;

•	the mix of TeamStaff's geographic and product revenues;

•	TeamStaff's ability to retain qualified management personnel;

•	TeamStaff's ability to obtain and retain qualified personnel in its temporary medical staffing business;

and various other factors, many of which are listed in the risk factors section below, are beyond TeamStaff's ability to control or predict. Our actual results could differ materially from those anticipated in the forward looking statements as a result of certain factors, including those discussed throughout this Prospectus. These risks include, but are not limited to, risks associated with recent and accumulated losses, competition, conflicts of interest, limited operating history, dependence upon one product line, and other risks detailed in this Prospectus and our Securities and Exchange Commission filings, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as recently filed Reports on Form 8-K, if any, each of which could adversely affect our business and the accuracy of the forward looking statements contained herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of the securities being registered herein are estimated.

Amount
Securities and Exchange Commission Registration Fee	$766
Accounting Fees and Expenses	$10,000*
Legal Fees and Expenses	$25,000*
Printing and Engraving Expenses	$2,000*
Miscellaneous Fees and Expenses	$2,500*
Total	$40,266*

* Estimated.

Item 15.    Indemnification of Directors and Officers

Our company's By-Laws require us to indemnify, to the full extent authorized by Section 14A:3-5 of the New Jersey Business Corporation Act, any person with respect to any civil, criminal, administrative or investigative action or proceeding instituted or threatened by reason of the fact that he, his testator or intestate is or was a director, officer or employee of our company or any predecessor of our company is or was serving at the request of our company or a predecessor of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Section 14A:3-5 of the New Jersey Business Corporation Act authorized the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable for negligence or misconduct, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

In accordance with Section 14A:2-7 of the New Jersey Business Corporation Act, our company's Certificate of Incorporation eliminates the personal liability of officers and directors to our company and to stockholders for monetary damage for violation of a director's duty owed to our company or our shareholders, under certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, our company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 16.    Exhibits

The exhibits designated with an asterisk (*) are filed herewith. All other exhibits have been previously filed with the Commission and, pursuant to 17 C.F.R. §230.411, are incorporated by reference to the document referenced in brackets following the descriptions of such exhibits.

Item No.	Description
3.1	Amended and Restated Certificate of Incorporation (filed as Exhibit A to Definitive Proxy Statement dated May 1, 2000 as filed with the Securities and Exchange Commission).
3.2	Form of Form of Certificate of Designation of Series A Preferred Stock (filed as Exhibit 3.1 to Form 8-K dated April 6, 2001).
3.3	Amended By-Laws of Registrant adopted as of May 15, 2001 (filed as Exhibit 3.4 to the Registration Statement on Form S-4 File No. 333-61730).
3.4	Amended and restated by-laws of Registrant adopted as of August 29, 2001 (filed as Exhibit 3.5 to the Registrant's Form S-3 filed on December 19, 2001)
4.1	Form of the Common Stock Certificate (Exhibit 4.1 to Registration Statement on Form S-18, File No. 33-46246-NY).
4.2	2000 Employee Stock Option Plan (filed as Exhibit B to the Proxy Statement dated as of March 8, 2000 with respect to the Annual meeting of Shareholders held on April 13, 2000).
4.3	2000 Non-Executive Director Stock Option Plan (filed as Exhibit B to the Proxy Statement dated as of March 8, 2000 with respect to the Annual meeting of Shareholders held on April 13, 2000).
5.	Opinion as to Legality of Shares (previously filed).
10.1	Form of Securities Purchase Agreement dated as of November 5, 2004, including Form of Warrant dated as of November 10, 2004 (filed as Exhibit 10.1 to Form 8-K filed on November 12, 2004).
23.1*	Consent of Lazar Levine & Felix LLP.
23.2	Consent of Goldstein & DiGioia, LLP, contained in Exhibit 5.

Item 17.    Undertakings

The undersigned registrant hereby undertakes:

A.    (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be contained in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    For purposes of determining any liability under the Securities Act of 1933, each filing of our company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this Amendment No. 1 of the Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Somerset, New Jersey, as of January 10, 2005.

TEAMSTAFF, INC.
By:	/s/ T. Kent Smith
T. Kent Smith, Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on our behalf and in the capacities and on the dates indicated.

Name	Title	Date

/s/ T. Stephen Johnson	Chairman of the Board	January 10, 2005

T. Stephen Johnson

/s/ Karl W. Dieckmann	Vice-Chairman of the Board	January 10, 2005

Karl W. Dieckmann

/s/ Martin J. Delaney	Director	January 10, 2005

Martin J. Delaney

/s/ Ben J. Dyer	Director	January 10, 2005

Ben J. Dyer

/s/ Rocco Marano	Director	January 10, 2005

Rocco Marano

/s/ T. Kent Smith	President, Chief Executive Officer and Director	January 10, 2005

T. Kent Smith

/s/ Rick J. Filippelli	Chief Financial Officer, Principal Accounting Officer	January 10, 2005

Rick J. Filippelli